UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024
Brilliant Earth Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40836	87-1015499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Grant Avenue, Third Floor, San Francisco, CA		94108
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (800) 691-0952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	BRLT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 30, 2024, the Board of Directors (the “Board”) of Brilliant Earth Group, Inc. (the “Company”) appointed Sharon Dziesietnik to the role of Chief Operations Officer and as principal operating officer of the Company, with such appointment becoming effective as of August 25, 2024 (the “Effective Date”).

Ms. Dziesietnik, 39, has served as the Company’s Senior Vice President, Customer Operations since September 2021. Ms. Dziesietnik joined Brilliant Earth, LLC (“BE LLC”) in 2012 and held several management positions with BE LLC, including serving as BE LLC’s Vice President of Customer Operations from March 2017 until March 2020 and as Senior Vice President of Customer Operations from March 2020 to September 2021. Prior to joining BE LLC, Ms. Dziesietnik held various management roles at Naehas, Inc., a provider of marketing automation and compliance solutions. Ms. Dziesietnik received a BSc in Business Administration from Boston University and an MBA from Tulane University.

There are no arrangements or understandings between Ms. Dziesietnik and any other person pursuant to which Ms. Dziesietnik was appointed as Chief Operations Officer. There are no family relationships that exist between Ms. Dziesietnik and any director or executive officer of the Company, and Ms. Dziesietnik has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Dziesietnik’s appointment, the Compensation Committee of the Board increased Ms. Dziesietnik’s annual base salary to $420,000 and her target annual bonus opportunity to $200,000, in each case effective as of August 25, 2024. The increased base salary and target annual bonus opportunity were memorialized in an employment agreement entered into as of August 25, 2024. The employment agreement also provides for Ms. Dziesietnik’s eligibility to participate in the health and welfare benefit plans and programs maintained by the Company.

Ms. Dziesietnik entered into the Company’s standard indemnification agreement for directors and officers, in the form previously approved by the Board of Directors.

Item 7.01	Regulation FD Disclosure.
On August 26, 2024, the Company issued a press release announcing the appointment of Ms. Dziesietnik as Chief Operations Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Brilliant Earth Group, Inc., dated August 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIANT EARTH GROUP, INC.

Date: August 26, 2024	By:	/s/ Alex Grab
	Name:	Alex Grab
	Title:	General Counsel